Registration No. 333-85417


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FINISHMASTER, INC.
             (Exact name of registrant as specified in its charter)

-------------------------------------------- -----------------------------------
                  Indiana                                 38-2252096
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization                  Identification No.)
-------------------------------------------- -----------------------------------

                          54 Monument Circle, Suite 800
                           Indianapolis, Indiana 46204
               (address of Principal Executive Offices) (Zip Code)

                      FINISHMASTER, INC. STOCK OPTION PLAN
                              (Full title of plan)

                               FinishMaster, Inc.
                          54 Monument Circle, Suite 800
                           Indianapolis, Indiana 46204
                     (Name and address of agent for service)

                                  317-237-3678
         (Telephone number, including area code, of agent for service.)

                          Deregistration of Securities

     On August 17, 1999, FinishMaster, Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-85417) (the "Registration Statement") registering 150,000 shares of FinishMaster, Inc. Common Stock, no par value, to be issued to participants under the FinishMaster, Inc. Stock Option Plan (the "Plan"). There are 150,000 unissued shares remaining under the Plan which were registered on Registration Statement No. 333-85417.

     Pursuant to the undertaking contained in the Registration Statement, FinishMaster, Inc. is filing this Post-effective Amendment to deregister the securities that were registered under the Registration Statement and remain unissued under the Plan. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused their Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, and the State of Indiana, on this day of July 7, 2003.


Dated: July 7, 2003.                     /s/ Robert R. Millard
                                         ---------------------------------------
                                         Robert R.  Millard
                                         Senior Vice  President,  Secretary,
                                         Treasurer & Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                               Title                                   Date

Principal Executive Officer:

/s/ Andre B. Lacy
-----------------------------------      Chairman, Chief Executive Officer                 July 7, 2003
Andre B. Lacy                                        & Director

Principal Financial and Accounting Officer:

/s/ Robert R. Millard
-----------------------------------        Sr. Vice President, Secretary,                  July 7, 2003
Robert R. Millard                           Treasurer & Chief Financial
                                                      Officer

A Majority of the Board of Directors:

/s/ Andre B. Lacy
-----------------------------------
Andre B. Lacy                                         Director                             July 7, 2003

/s/ Thomas U. Young
-----------------------------------
Thomas U. Young                                       Director                             July 7, 2003

/s/ Peter L. Frechette
-----------------------------------
Peter L. Frechette                                    Director                             July 7, 2003

/s/ Michael L. Smith
-----------------------------------
Michael L. Smith                                      Director                             July 7, 2003

/s/ Walter S. Wiseman
-----------------------------------
Walter S. Wiseman                                     Director                             July 7, 2003

-----------------------------------
David W. Knall                                        Director                             ______, 2003

/s/ J.A. Lacy
-----------------------------------
J.A. Lacy                                             Director                             July 7, 2003
